RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE EUROPEAN EQUITY FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2006

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a fund.

ELECTION OF BOARD MEMBERS

                                           AFFIRMATIVE                WITHHOLD

    Kathleen Blatz                        76,600,846.40            1,966,712.25

    Arne H. Carlson                       76,272,300.68            2,295,257.97

    Patricia M. Flynn                     76,624,321.66            1,943,236.99

    Anne P. Jones                         76,589,336.94            1,978,221.71

    Jeffrey Laikind                       76,534,606.23            2,032,952.42

    Stephen R. Lewis, Jr.                 76,666,167.61            1,901,391.04

    Catherine James Paglia                76,656,862.88            1,910,695.77

    Vikki L. Pryor                        76,428,276.28            2,139,282.37

    Alan K. Simpson                       76,289,035.42            2,278,523.23

    Alison Taunton-Rigby                  76,590,185.47            1,977,373.18

    William F. Truscott                   76,585,466.64            1,982,092.01

AMEND THE ARTICLES OF INCORPORATION TO PERMIT THE BOARD TO ESTABLISH THE MINIMUM
ACCOUNT VALUE AND TO CHANGE THE NAME OF THE CORPORATION

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
        75,241,317.95      1,957,922.06       1,368,318.64           0.00

APPROVE AN INVESTMENT MANAGEMENT SERVICES AGREEMENT WITH RIVERSOURCE
INVESTMENTS, LLC

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
        75,597,015.26      1,680,207.39       1,290,336.00           0.00

APPROVE A SUBADVISORY AGREEMENT BETWEEN RIVERSOURCE INVESTMENTS AND THREADNEEDLE
INTERNATIONAL LIMITED

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
        75,553,388.07      1,797,363.04       1,216,807.54           0.00

APPROVE CHANGES IN FUNDAMENTAL INVESTMENT POLICIES

LENDING

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
        74,940,851.98      2,008,949.64       1,617,757.03           0.00

BORROWING

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
        75,238,811.35      1,879,422.69       1,449,324.61           0.00

RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE INTERNATIONAL OPPORTUNITY FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2006

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a fund.

ELECTION OF BOARD MEMBERS

                                          AFFIRMATIVE                WITHHOLD
    Kathleen Blatz                       413,375,575.50           12,999,497.32

    Arne H. Carlson                      412,277,789.82           14,097,283.00

    Patricia M. Flynn                    413,653,007.53           12,722,065.29

    Anne P. Jones                        412,725,175.72           13,649,897.10

    Jeffrey Laikind                      413,022,820.11           13,352,252.71

    Stephen R. Lewis, Jr.                413,596,643.77           12,778,429.05

    Catherine James Paglia               413,554,749.93           12,820,322.89

    Vikki L. Pryor                       413,869,039.45           12,506,033.37

    Alan K. Simpson                      411,571,244.93           14,803,827.89

    Alison Taunton-Rigby                 413,562,164.47           12,812,908.35

    William F. Truscott                  413,203,838.95           13,171,233.87

AMEND THE ARTICLES OF INCORPORATION TO PERMIT THE BOARD TO ESTABLISH THE MINIMUM
ACCOUNT VALUE AND TO CHANGE THE NAME OF THE CORPORATION

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
       402,572,500.70      15,233,632.84      8,452,966.13        115,973.15

APPROVE AN INVESTMENT MANAGEMENT SERVICES AGREEMENT WITH RIVERSOURCE
INVESTMENTS, LLC

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
       406,476,638.54      10,942,736.94      8,839,724.19        115,973.15

APPROVE A SUBADVISORY AGREEMENT BETWEEN RIVERSOURCE INVESTMENTS AND THREADNEEDLE
INTERNATIONAL LIMITED

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
       407,429,989.91      9,962,863.65       8,866,246.11        115,973.15

APPROVE CHANGES IN FUNDAMENTAL INVESTMENT POLICIES

DIVERSIFICATION

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
       406,589,945.80      11,238,036.55      8,431,117.32        115,973.15

TEN PERCENT LIMITATION IN SINGLE ISSUER

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
       403,864,179.25      13,167,978.25      9,226,942.17        115,973.15

LENDING

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
       402,522,668.77      14,633,096.95      9,103,333.95        115,973.15

BORROWING

         AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
       403,161,673.05      14,250,271.05      8,847,155.57        115,973.15